                           LONG TERM ESCROW AGREEMENT

         This Escrow Agreement (this "Agreement"), dated as of April 24, 2002 among (i) Tilia International, Inc., a Cook Islands corporation ("Tilia"), (ii) Alltrista Corporation, a Delaware corporation (the "Buyer"), (iii) Alexander Schilling (the "Sellers' Representative") and (iv) J.P. Morgan Trust Company, National Association, as escrow agent (the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, Tilia, Tilia, Inc., a California corporation ("Tilia U.S."), Tilia Canada, Inc. a corporation organized under the Canada Business Corporation Act ("Tilia Canada") (Tilia, Tilia U.S. and Tilia Canada are collectively referred to herein as the "Sellers" and each individually as a "Seller"), the Sellers' Representative, and the Buyer have entered into that certain Asset Purchase Agreement, dated as of March 27, 2002 (the "Purchase Agreement"), pursuant to which certain amounts are to be placed in escrow as a source of the payment for any indemnified claims that may arise pursuant to Section 13 of the Purchase Agreement;

         WHEREAS, Section 3.1 of the Purchase Agreement provides that at the Closing, the Buyer shall deposit in escrow with the Escrow Agent an amount equal to $5,000,000, constituting a part of the purchase price under the Purchase Agreement, to provide a fund in the event that any indemnification claims are made against Tilia in accordance with Section 13 of the Purchase Agreement;

         WHEREAS, the Buyer has issued on the date hereof a certain promissory note payable to Tilia in the principal amount of $5,000,000 (the "Long Term Note") pursuant to which payments shall be made to the Escrow Agent under the terms thereof;

         WHEREAS, the Escrow Agent has agreed to act as escrow agent pursuant to the terms of this Agreement; and

         WHEREAS, capitalized terms used herein shall have the same meanings as set forth in the Purchase Agreement unless otherwise specifically defined herein.

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         SECTION 1. Establishment of Escrow.

         (a) On the Closing Date, the Buyer will wire transfer in immediately available funds to the Escrow Agent, in accordance with Section 3.3 of the Purchase Agreement, an amount equal to $5,000,000 (together with any payment received by the Escrow Agent from the Buyer pursuant to the terms of the Long Term Note, the "Long Term Escrowed Amount").

         (b) The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Long Term Escrowed Amount pursuant to the terms and conditions hereof.

         SECTION 2. Investment of Funds. The Long Term Escrowed Amount shall be invested, from time to time, to the extent possible, in the [Chase Investment Money Market Account] or in such other instruments mutually agreed by both the Buyer and the Sellers' Representative, with any remainder being deposited and maintained in a money market deposit account with a bank organized under the laws of the United States of America or of the State of California, which is insured by the Federal Deposit Insurance Corporation, or in such other accounts mutually agreed by both the Buyer and the Sellers' Representative, until disbursement of the entire Long Term Escrowed Amount. All interest or any other income earned with respect to such investment shall be retained by the Escrow Agent as part of the Long Term Escrowed Amount until distributed in accordance with other provisions of this Agreement. For all federal, state and local income tax purposes, Tilia, the Buyer and the Escrow Agent shall treat Tilia as the owner of the Long Term Escrowed Amount. Accordingly, Tilia shall pay all income, withholding and any other taxes imposed on or measured by income, to the extent attributable to any sums deposited with the Escrow Agent pursuant to Section 1 of this Agreement or attributable to interest thereon and shall file, or cause to be filed, all tax and information returns applicable thereto. The Escrow Agent is authorized to liquidate any portion of the Long Term Escrowed Amount consisting of investments to provide for payments required to be made under this Agreement.

         SECTION 3. Release of Escrowed Amount. The Escrow Agent shall release the Long Term Escrowed Amount (as increased by any earnings thereon and as reduced by any payments made from time to time pursuant to this Section 3 hereof, any Claim or any losses on investments), as follows:

         (a) The Escrow Agent shall release the Long Term Escrowed Amount in accordance with the written instructions of both the Buyer and the Sellers' Representative.

         (b) The Escrow Agent shall release such amounts as are authorized to be paid to the Buyer pursuant to Section 4 below.

         (c) On June 30, 2005, the Escrow Agent shall distribute the Long Term Escrowed Amount to Tilia, provided, that if there shall remain one or more Open Claims and/or if the Escrow Agent shall have received one or more notices from the Buyer pursuant to Section 4(a) below, then the Escrow Agent shall distribute the Long Term Escrowed Amount to Tilia less (i) the Claim Reserves in respect of any Open Claims and (ii) the aggregate amount specified in such notices for which a Claim Reserve has not been established.

         (d) Following June 30, 2005, the Escrow Agent shall from time to time distribute to Tilia any Long Term Escrowed Amount that exceeds the amount of the Claim Reserves with respect to any Open Claims as to which there has been no Final Determination; provided that if the Escrow Agent shall have received one or more notices from the Buyer pursuant to Section 4(a) below on or prior to March 31, 2003, and no Claim Reserve(s) shall

                                      -2-
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have been established in respect of the Claim or Claims referred in any such notice, the Escrow Agent shall retain as part of the Escrowed Amount an amount equal to the aggregate of the amounts specified by the Buyer in any such notices.

         SECTION 4. Buyer Claims. The procedure for payments from the Long Term Escrowed Amount shall be as follows:

         (a) As the Buyer shall determine that it is entitled to an indemnification payment under Section 13 of the Purchase Agreement (including without limitation Section 13.2(a) thereof), the Buyer may request payment from the Long Term Escrowed Amount by giving written notice of such claim to the Escrow Agent and to the Sellers' Representatives, certifying in such notice the nature of the claim in reasonable detail, the amount thereof if then ascertainable and, if not then ascertainable, a good faith estimate of the amount thereof and the provision(s) in the Purchase Agreement on which the claim is based. Buyer may give notice of claim in accordance with this Section 4(a) at any time on or prior to June 30, 2005 and no notice of claim may be given to the Escrow Agent after June 30, 2005.

         (b) If, within thirty (30) calendar days after actual receipt by the Sellers' Representative of the written notice of a claim from the Buyer in accordance with Section 4(a), the Escrow Agent has not actually received written objection to such claim from the Sellers' Representative, the claim stated in such notice shall be conclusively deemed to be approved by Tilia and the Escrow Agent shall promptly thereafter pay to the Buyer from the Long Term Escrowed Amount the amount of such claim to the extent of the funds in the Long Term Escrowed Amount and shall notify the Sellers' Representative of such payment.

         (c) If within said thirty (30) calendar days the Escrow Agent shall have actually received from the Sellers' Representative a written objection to the claim by the Buyer, stating the nature of and grounds for such objection (a copy of which objection shall in each case be sent to the Buyer by the Sellers' Representative in accordance with the provisions of Section 7 below), then such claim shall be deemed to be an "Open Claim" and the Escrow Agent shall reserve within the Long Term Escrowed Amount an amount equal to the amount of the Open Claim (which amount for each Open Claim is referred to herein as the "Claim Reserve").

         (d) The amount constituting the Claim Reserve for each Open Claim shall be paid by the Escrow Agent from the Long Term Escrowed Amount to the Buyer only either (i) in accordance with a joint written instruction by the Buyer and the Sellers' Representative or (ii) if and to the extent consistent with a copy of a final judgment by or order of the Board of Arbitration referred to in Section 9 hereof or a court of competent jurisdiction with respect to which any period of time to appeal such judgment or order shall have lapsed pertaining to the Open Claim, sent to the Escrow Agent by the Buyer or the Sellers' Representative, in any case accompanied by a certification that any period of time to file an appeal of such judgment or order has lapsed and no such appeal has been filed or is otherwise pending (a "Final Determination"), and any portion of the Claim Reserve for such Open Claim not so required to be paid to the Buyer shall be deemed to be part of the remaining Long Term Escrowed Amount. The Escrow Agent shall, within two banking days of having been given a copy of a Final Determination for an Open Claim, pay the Buyer an amount equal to the aggregate amount payable to the Buyer under the Final Determination for such Open Claim.

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

         (e) The parties to this Agreement hereby acknowledge and agree that all instructions, directions or other communications given by the Buyer shall be made pursuant to a writing signed by a duly authorized representative thereof, and that all instructions, directions or other communications given by the Sellers' Representative or, in the event of his death or disability, his executor or guardian, as the case may be.

         SECTION 5. Termination of Escrow. This Agreement shall terminate at such time as there is no longer any Long Term Escrowed Amount. The provisions of
Section 6 shall survive a termination of this Agreement.

         SECTION 6. Duties of the Escrow Agent

         (a) The duties and obligations of the Escrow Agent, in its capacity as such, shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement. The Escrow Agent shall not be bound in any way by any other agreement or contract among any of the parties (whether or not the Escrow Agent has knowledge thereof).

         (b) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the Buyer shall indemnify and hold harmless the Escrow Agent (and any successor of the Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Long Term Escrowed Amount, or any loss of interest incident to any such delays. In no event shall Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

         (c) The Escrow Agent shall be entitled to rely in good faith upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in good faith in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. In the administration of the Long Term Escrowed Amount, the Escrow Agent may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may, consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for the performance of agents or for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

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

         (d) If a controversy arises between one or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Escrow Agent shall deliver the Long Term Escrowed Amount or any portion thereof or as to any other matter arising out of or relating to this Agreement or the Long Term Escrowed Amount deposited hereunder, the Escrow Agent shall not be required to determine the same and need not make any delivery of the Long Term Escrowed Amount or any portion thereof but may retain it without liability to anyone until the rights of the parties to the dispute shall have finally been determined by (i) mutual agreement, or (ii) a copy of a final judgment by or order of a board of arbitration or a court of competent jurisdiction with respect to which any period of time to appeal such judgment or order shall have lapsed, accompanied by a certification that any period of time to file an appeal of such judgment or order has lapsed and no such appeal has been filed or is otherwise pending, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. The Escrow Agent shall be entitled to assume that no such controversy has arisen unless it has received conflicting written notice from the parties to this Agreement or a written notice from any person that such a controversy has arisen which refers specifically to this Agreement and identifies by name and address the adverse claimants to the controversy.

         (e) The Escrow Agent hereby accepts its appointment and agrees to act as the Escrow Agent under the terms and conditions of this Agreement. By such acceptance and agreement, however, the Escrow Agent shall not be deemed to have waived any right with respect to any transaction or representation (other than its service as Escrow Agent hereunder) between or among it and any other party or parties hereto.

         (f) Any company into which the Escrow Agent may be merged or converted or with which it may be consolidated or any company resulting from any merger conversion or consolidation to which it shall be a party or any company to which the Escrow Agent may sell or transfer all of substantially all of its escrow/custody business, provided such company shall be eligible to serve as Escrow Agent hereunder, shall be the successor hereunder to the Escrow Agent without the execution or filing of any paper or any further act. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity hereunder, the Escrow Agent may resign and be discharged from its duties or obligations by giving notice of its resignation to the parties to this Agreement, specifying a date not less than sixty (60) calendar days following such notice date when such resignation shall take effect. Buyer and the Sellers' Representative shall jointly designate a successor Escrow Agent prior to the expiration of such sixty (60) calendar days period by giving written notice to the resigning Escrow Agent. If at that time the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrowed Amount until receipt of a designation of successor escrow agent from the Buyer and the Sellers' Representative. The Escrow Agent shall promptly transfer the Long Term Escrowed Amount to such designated successor.

         (g) The Escrow Agent shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Such fees, costs and expenses payable to the Escrow Agent shall be borne one-half by Tilia and one-half by the Buyer.

         (h) The Sellers and the Buyer shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including but not limited to reasonable counsel fees, incurred without bad faith, willful misconduct or gross negligence on the part of the Escrow Agent arising out of or in connection with its acceptance of, or the performance of its duties and obligations under this Agreement as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Agreement. Such reimbursement to and indemnification of the Escrow Agent shall be borne one-half by Tilia and one-half by the Buyer.

         (i) The Sellers, the Buyer and the Escrow Agent agree to be bound by the terms set forth on Exhibit A hereto.

         SECTION 7. Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Tilia:

                   Tilia International, Inc.
                   c/o Tilia, Inc.
                   303 Second Street
                   North Tower, 5th Floor
                   San Francisco, CA 94107
                   Attn: Alexander Schilling
Copy to:

                   Morrison & Foerster LLP
                   755 Page Mill Road
                   Palo Alto, CA  94304-1018
                   Attn:  Paul L. Lion III
                   Telecopy:  (650) 494-0792

If to the Sellers' Representative:

                   Alexander Schilling
                   c/o Tangent Fund Management, L.L.C.
                   One Union Square
                   180 Geary Street, Suite 500
                   San Francisco, CA 84108
                   Telecopy: (415) 392 1928

Copy to:

                   Morrison & Foerster LLP
                   755 Page Mill Road
                   Palo Alto, CA  94304-1018
                   Attn:  Paul L. Lion III
                   Telecopy:  (650) 494-0792

If to the Buyer:

                   Alltrista Corporation
                   555 Theodore Fremd Avenue, Suite B302
                   Rye, New York 10580
                   Attn:  Ian G.H. Ashken
                   Telecopy: (914) 967-9405

Copy to:

                   Willkie Farr & Gallagher
                   787 7th Avenue
                   New York, New York 10019-6099
                   Attn:  William J. Grant, Esq. and Michael A. Schwartz, Esq.
                   Telecopy: (212) 728-8111

If to Escrow Agent:

                   J.P. Morgan Trust Company, National Association 101 California Street, Suite #3800
                   San Francisco, CA  94111
                   Attn:  Hank Helley
                   Telecopy: (415) 954-2371


         SECTION 8. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         SECTION 9. Arbitration. All disputes between Tilia and the Sellers' Representative and the Buyer arising out of this Agreement shall be submitted to binding arbitration in accordance with the provisions of Section 13.2(e) of the Purchase Agreement.

         SECTION 10. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

         SECTION 11. Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

         SECTION 12. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this

Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         SECTION 13. Exclusive Agreement and Modification. This Agreement and the Purchase Agreement supersede all prior agreements among the parties with respect to their subject matter and constitute (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to their subject matter. This Agreement may not be amended except by a written agreement executed by all of the parties hereto.

         SECTION 14. Assignment. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party without the prior consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect, provided, that the Buyer may assign its rights hereunder to one or more Affiliates and to any party providing financing in connection with the transactions contemplated hereby (provided that such assignment shall not serve as a novation) and Tilia may assign its rights and obligations to a liquidating trust or similar entity, to the shareholders of Tilia or their assignees or to other Affiliates of Tilia, provided further, that no such assignment shall reduce or otherwise vitiate any of the obligations of Tilia or the Escrow Agent hereunder. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

         SECTION 15. Tax Reporting The Sellers agree to provide the Escrow Agent with certified tax identification numbers for each Seller by furnishing appropriate Forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, "Tax Reporting Documentation") to the Escrow Agent within thirty (30) days after the date hereof.

                            [Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                       ALLTRISTA CORPORATION

                                       By: /s/ Desiree DeStefano
                                           ------------------------------------
                                           Name:  Desiree DeStefano
                                           Title: Vice President

                                       TILIA INTERNATIONAL, INC.
                                       by Corporate Directors Limited, Director

                                       By: /s/ Leanne Corvette
                                           ------------------------------------
                                           Name:  Leanne Corvette
                                           Title: Authorized Signatory

                                       J.P. MORGAN TRUST COMPANY, NATIONAL
                                       ASSOCIATION as Escrow Agent

                                       By: /s/ Hans H. Helley
                                           ------------------------------------
                                           Name:  Hans H. Helley
                                           Title: Vice President

                          [LONG TERM ESCROW AGREEMENT]

                                    EXHIBIT A

1. Specimen Signatures The Escrow Agent may rely on the signatures contained on the signature page hereto as the specimen signatures of the parties, until changed in writing by a certificate to the Escrow Agent from the party so changing.

2. Funds Transfer Language

a) In the event funds transfer instructions are given (other than in writing at the time of execution of the Escrow Agreement) whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Attachment "A" hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

b) It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify (I) the beneficiary, (ii) the beneficiary's bank, or (iii) an order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated.

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                                  Attachment A

                Telephone Number(s) for Call-Backs and Person(s)

          Designated to Confirm Funds Transfer and Payment Instructions

Escrow Agent is authorized to confirm payment instructions issued in the name of any of the parties to this Agreement with any person purporting to be the person designated on behalf of such party as indicated below, whether or not that person is the person who has issued the payment instructions to the Escrow Agent.


Name                                      Telephone Number
----                                      ----------------
FOR THE BUYER:
Ian G.H. Ashken                           (914) 967-9400

Martin E. Franklin

Desiree DeStefano

------------------------------------      --------------------------------------
FOR SELLERS' REPRESENTATIVE:

Alexander Schilling                       (415) 392-9228 ext. 223

Hanns J. Kristen                          (415) 459-8692